Exhibit 3.13

Doc 11 Exhibit 3.12  Delaware PAGE 1 The first State  I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “WFM NEBRASKA, LLC”, FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF AUGUST, A.D. 2013, AT 1:41 O’CLOCK P.M.  [ILLEGIBLE] Jeffrey W. Bullock, Secretary of State 5388144 8100 AUTHENTICATION: 0687948  131020405 DATE: 08-23-13  You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 02:12 PM 08/23/2013 FILED 01:41 PM 08/23/2013 SRV 131020405 - 5388144 FILE  CERTIFICATE OF FORMATION  OF  WFM NEBRASKA, LLC  I, the undersigned natural person of the age of 18 years or more, acting as organizer of a limited liability company under the Delaware Limited Liability Company Act (the “Act”), do hereby adopt the following Certificate of Formation for such limited liability company:  1. The name of the limited liability company is WFM Nebraska, LLC (the “Company”).  2. The registered office of the Company is located at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the registered agent of the Company at such address is The Corporation Trust Company.  IN WITNESS WHEREOF, I have hereunto set my hand, this 23rd day of August, 2013.  [ILLEGIBLE] Pamela M. Etie, Organizer  1752020.1